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Exhibit 5.1 to Form F-10
(Exhibit 23.1 to Form F-3)

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement Nos. 333-249132, 333-249132-01, 333-249132-02, 333-249134, 333-249134-01, 333-249134-02, and 333-249134-03 on Form F-10/F-3 of our reports dated March 26, 2020, relating to the financial statements of Brookfield Asset Management Inc. (the "Company") and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 40-F of the Company for the year ended December 31, 2019. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte LLP
Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada
October 6, 2020

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  Exhibit 5.1 to Form F-10 (Exhibit 23.1 to Form F-3)
  Consent of Independent Registered Public Accounting Firm